2Q 17 EARNINGS PRESENTATION July 21, 2017 © 2017 SunTrust Banks, Inc. SunTrust is a federally registered trademark of SunTrust Banks, Inc.

2 This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s forthcoming Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation beginning on slide 22. In this presentation, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) and annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income. The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically: • The Company presents certain capital information on a tangible basis, including tangible common equity, the ratio of tangible common equity to tangible assets, return on average tangible common equity, and tangible book value per share. These measures exclude the after-tax impact of purchase accounting intangible assets. The Company believes these measures are useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze capital adequacy of the Company. • Similarly, the Company presents an efficiency ratio-FTE and a tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing noninterest expense by total revenue. Efficiency ratio-FTE is computed by dividing noninterest expense by total revenue-FTE. The tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is also utilized by management to assess the efficiency of the Company and its lines of business. • The Company presents the Basel III Common Equity Tier 1 (CET1) ratio on a fully-phased in basis. The fully phased-in ratio considers a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes this measure may be useful to investors who wish to understand the Company's current compliance with future regulatory requirements. This measure is used by management to analyze capital adequacy of the Company. Important Cautionary Statement about Forward-Looking Statements This presentation contains forward-looking statements. Statements regarding future levels of the net interest margin, deposit betas, premium amortization expense, tangible efficiency ratio, net charge-off ratio, loan loss provision expense, ALLL, dividend yield, preferred dividends, and Common Equity Tier 1 ratio are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “forecast”, “goals”, “plans,” “targets,” “initiatives,” “opportunity,” “focus”, “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC. Those factors include: current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to stringent capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our servicing assets and mortgages held for sale due to changes in interest rates; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; any reduction in our credit rating could increase the cost of our funding from the capital markets, we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we may face more intense scrutiny of our sales training, and incentive compensation practices; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; we continually encounter technological change and must effectively develop and implement new technology; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down some portion of our goodwill; our financial instruments measured at fair value expose us to certain market risks; our stock price can be volatile; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; we might not pay dividends on our stock; and certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect. IMPORTANT CAUTIONARY STATEMENT

2Q 17 EARNINGS OVERVIEW

EPS Trends



$0.94
$0.91
$0.90
$0.91
$1.03
2Q16
3Q16
4Q16
1Q17
2Q17

Prior Quarter Variance

- EPS increased $0.12, or 13%
  - → Strong performance driven by lower expenses, higher net interest margin, and asset quality improvements

Prior Year Variance

- EPS increased $0.09, or 10%
  - → Primarily driven by higher net interest income and lower provision expense

Key Highlights

All changes reflect sequential (1Q 17 to 2Q 17) trends, unless otherwise noted

Profitability

- $39 million increase in net interest income (FTE)
  - → Revenue up 1%
- Continued efficiency progress
  - → Efficiency ratio of 61.2%; tangible efficiency ratio of 60.6%[1]

Balance Sheet

- Net interest margin improved 5 bps
- Average performing loans up 1%
  - → Consumer loans up 3%

Credit & Capital

- Strong asset quality performance
  - → NCO ratio declined 12 bps to 0.20%
  - → NPL ratio declined 3 bps to 0.52%
- Announced 2017 Capital Plan
  - → 54% increase in quarterly dividend
  - → 38% increase in share repurchases
- 9.5% Basel III CET1 ratio (fully phased-in)[2]

1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent ("FTE") basis. Please refer to slide 22 for GAAP reconciliations
2. Basel III CET1 ratio (transitional) is 9.7%. Please refer to slide 23 for Basel III CET1 (transitional) to Basel III CET1 (fully phased-In) reconciliation

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SunTrust

NET INTEREST INCOME[1]

Net interest income up 3% sequentially and 9% YoY, driven by NIM expansion and balance sheet growth

($ in millions)



$1,323
$1,342
$1,377
$1,400
$1,439
2.99%
2.96%
3.00%
3.09%
3.14%
$1,288
$1,308
$1,343
$1,366
$1,403
2Q16
3Q16
4Q16
1Q17
2Q17
Net Interest Income
Net Interest Income (FTE)[2]
NIM (FTE)

Prior Quarter Variance

- Net interest margin (FTE) increased 5 bps, driven primarily by higher loan yields as a result of the increases in short-term rates
- Net interest income (FTE) increased $39 million, or 3%, as a result of NIM improvement and growth in average earning assets

Prior Year Variance

- Net interest margin (FTE) increased 15 bps, driven by:
  - → Higher loan yields as a result of the increases in short-term rates
  - → Continued balance sheet optimization
- Net interest income (FTE) increased $116 million, or 9%, driven by NIM expansion and 3% growth in average earning assets

1. On this slide, net interest income is reported on an unadjusted and fully taxable-equivalent ("FTE") basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. SunTrust believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. Net interest margin (FTE) is calculated as net interest income (FTE) divided by average earning assets (on an annualized basis)
2. Please refer to slide 22 for a reconciliation of net interest income to net interest income (FTE)

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SunTrust

5 NONINTEREST INCOME Prior Quarter Variance • Noninterest income decreased $20 million, driven primarily by record investment banking performance in 1Q 17 → 2Q 17 represents third best quarter for investment banking income; up 17% YoY Prior Year Variance • Noninterest income decreased $71 million due to: → $55 million decrease in mortgage-production income as a result of lower refinancing activity and lower gain on sale margins → $44 million net asset-related gains recognized in 2Q 16 (recorded in other noninterest income) → $11 million decline in service charges as a result of posting order changes implemented in 4Q 16 • Partially offset by higher capital markets and commercial real estate-related income $898 $889 $815 $847 $827 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Noninterest income slightly lower sequentially ($ in millions)

6 NONINTEREST EXPENSE Prior Quarter Variance • Noninterest expense decreased $77 million, or 5% → Driven primarily by seasonal declines in personnel costs, lower operating losses, and reduced costs associated with branch closures and severance Prior Year Variance • Noninterest expense up 3%, driven by: → Acquisition of Pillar/Cohen1 → Higher compensation costs as a result of strong revenue growth and ongoing investments in talent → Higher FDIC premium and net occupancy costs (both of which stepped up in 3Q 16) $1,345 $1,409 $1,397 $1,465 $1,388 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Seasonality and ongoing efficiency initiatives drive sequential decrease in expenses 1. “Pillar/Cohen” refers to the businesses purchased in December 2016 from Pillar Financial, LLC and its wholly owned subsidiaries (including Cohen Financial Services (DE), LLC) ($ in millions)

7 71.5% 66.9% 65.3% 63.3% 62.6% 62.0% 61%- 62% <60% 72.0% 67.4% 65.6% 63.7% 63.1% 62.6% 2011 2012 2013 2014 2015 2016 Good efficiency performance in 2Q; on track to achieve targets 1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts net interest income for the tax-favored status of income from certain loans and investments. Unadjusted net interest income can be found on slide 4 2. 2011, 2012, 2013, and 2014 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions. Please refer to slide 22 for reconciliations related to the efficiency ratio 2019 TER Target EFFICIENCY RATIO & TANGIBLE EFFICIENCY RATIO1 2 2 2 2 2017 TER Target 60.1% 62.5% 63.1% 64.6% 60.6% 60.6% 63.1% 63.7% 65.2% 61.2% 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Tangible Efficiency Ratio (TER) Efficiency Ratio

8 CREDIT QUALITY  ALLL remains relatively stable, as expected Strong asset quality position ($ in millions)  NPLs decline, driven by the resolution of certain energy credits  NCO ratio at multi-year lows Nonperforming Loans Net Charge-offs Provision for Credit Losses Allowance for Loan and Lease Losses $944 $949 $845 $789 $754 0.67% 0.67% 0.59% 0.55% 0.52% 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 NPLs Total NPL Ratio $137 $126 $136 $112 $70 0.39% 0.35% 0.38% 0.32% 0.20% 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 NCOs Total NCO Ratio (annualized) $146 $97 $101 $119 $90 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 $1,774 $1,743 $1,709 $1,714 $1,731 1.25% 1.23% 1.19% 1.20% 1.20% 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 ALLL ALLL Ratio  Lower provision due to lower net charge-offs

9 LOANS Average performing loans up 1% sequentially ($ in billions, average balances) Note: Totals may not foot due to rounding Prior Quarter Variance • Average performing loans up 1% as a result of growth in consumer lending Prior Year Variance • Average performing loans increased $3.4 billion, or 2% • Positive mix shift continues, driven by ongoing investments in LightStream, credit card, and other consumer lending initiatives → Consumer loans up 14% → Commercial loans up 1% $77.6 $77.1 $77.4 $78.2 $78.4 $38.8 $39.0 $38.8 $38.3 $38.1 $23.9 $25.2 $25.5 $26.3 $27.2 $140.3 $141.3 $141.7 $142.8 $143.7 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Commercial Residential Consumer

10 DEPOSITS Average client deposits stable sequentially and up 3% YoY ($ in billions, average balances) Prior Quarter Variance • Average client deposits stable and period-end balances down 2% due to seasonality and strategic balance sheet management of higher-cost deposits • Interest-bearing deposit costs increased 4 bps Prior Year Variance • Average client deposits up 3%, reflects solid momentum on expanding and strengthening client relationships across the Company → Consumer average deposits up 3% → Wholesale average deposits up 4% $53.2 $54.5 $54.4 $54.9 $54.2 $43.0 $43.6 $44.8 $43.1 $43.6 $41.7 $41.2 $42.9 $44.7 $44.4 $9.9 $9.7 $9.6 $9.7 $10.2 $6.4 $6.3 $6.3 $6.4 $6.6 $154.2 $155.3 $158.0 $158.9 $159.1 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Money Market DDA (Nonint bearing) NOW Time Savings Note: Totals may not foot due to rounding

11 CAPITAL POSITION ($ in billions, except per-share data) Total Equity & Tangible Common Equity Ratios2 Basel III Common Equity Tier 1 (fully phased-in)1 Book Value / Tangible Book Value Per Share3 1. Current quarter amounts are estimated at the time of the earnings release and subject to revision. Please refer to slide 23 for additional details on the current quarter’s calculation 2. Please refer to slide 24 for a reconcilement of total equity to tangible common equity and total assets to tangible assets 3. Please refer to slide 24 for a reconcilement of book value per share to tangible book value per share 12.1% 12.1% 11.8% 11.6% 11.8% 8.8% 8.6% 8.2% 8.1% 8.1% 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Avg. Equity/Avg. Assets Tangible Common Equity/Tangible Assets $46.14 $46.63 $45.38 $45.62 $46.51 $33.98 $34.33 $32.95 $33.05 $33.83 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Book Value Per Share Tangible Book Value Per Share $16.7 $16.8 $16.9 $16.8 $17.0 9.8% 9.8% 9.6% 9.7% 9.7% 9.7% 9.7% 9.4% 9.5% 9.5% 0 0 0 0 0 0 0 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Basel III CET1 ratio Basel III fully phased-in CET1 ratio

CONSUMER SEGMENT HIGHLIGHTS

Continued loan, deposit, and revenue momentum

($ in millions)	2Q 16	1Q 17	2Q 17	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income	$849	$883	$910	3 %	7 %
Noninterest Income	532	463	465	0 %	(13)%
Total Revenue	1,381	1,346	1,375	2 %	(0)%
Provision for Credit Losses	43	88	75	(15)%	NM
Noninterest Expense	933	986	946	(4)%	1 %
Net Income	**$253**	**$174**	**$227**	**30 %**	**(10)%**
Key Statistics ($ in billions)					
Total Loans (average)	$69.2	$71.2	$72.1	1 %	4 %
Client Deposits (average)	$100.5	$101.8	$103.1	1 %	3 %
Managed Assets	$52.3	$55.7	$56.4	1 %	8 %
Efficiency Ratio	67.6%	73.3%	68.8%		
Tangible Efficiency Ratio[1]	66.5%	72.1%	67.7%		
Mortgage Data:					
Servicing Portfolio for Others	$125.4	$135.6	$136.1	0 %	9 %
Production Volume	$7.3	$5.5	$6.4	17 %	(12)%
Application Volume	$11.2	$7.7	$8.3	7 %	(26)%

Prior Quarter Variance

- Net interest income up 3% as a result of NIM expansion and solid balance sheet growth
  - → Average loans and deposits up 1%
- Noninterest income stable as decline in mortgage servicing income was offset by increases in card fees and wealth management-related income
- Net income increased $53 million as a result of seasonal declines in expenses, higher revenue, and lower provision expense

Prior Year Variance

- Solid business momentum overall, particularly with regards to more stable revenue streams
  - → Average loans up 4%
  - → Average deposits up 3%
  - → Managed assets up 8%
- Noninterest income down 13%, driven by $55 million decline in mortgage production income
- Noninterest expense up 1% as a result of higher net occupancy expense and FDIC premiums (both of which stepped up in 3Q 16)
- Provision expense increased $32 million as a result of lower residential-related reserve releases and targeted growth in consumer lending (net charge-offs stable)

1. Please refer to page 24-25 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

Note: NM = not meaningful

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SunTrust

WHOLESALE SEGMENT HIGHLIGHTS

Strong execution and favorable market conditions result in record revenue and net income

($ in millions)	2Q16	1Q17	2Q17	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$520	$572	$590	3 %	13 %
Noninterest Income	329	401	386	(4)%	17 %
Total Revenue (FTE)	849	973	976	0 %	15 %
Provision/ (Benefit) for Credit Losses	103	31	15	(52)%	(85)%
Noninterest Expense	415	482	457	(5)%	10 %
Net Income	**$208**	**$289**	**$317**	**10 %**	**52 %**
Key Statistics ($ in billions)					
Total Loans (average)	$72.0	$72.4	$72.3	(0)%	0 %
Client Deposits (average)	$53.7	$57.0	$55.8	(2)%	4 %
Efficiency Ratio (FTE)[1]	48.8%	49.5%	46.8%		
Tangible Efficiency Ratio (FTE)[1]	46.9%	47.7%	44.9%		

Prior Quarter Variance

- Record total revenue (FTE)
  - → Net interest income (FTE) up 3%, driven by NIM expansion
  - → Strong overall noninterest income trends (sequential decline driven by record investment banking income in 1Q17)
- Net income increased $28 million driven by:
  - → Seasonal declines in noninterest expense
  - → $16 million decrease in provision expense (lower net charge-offs)

Prior Year Variance

- Total revenue (FTE) up 15% driven by:
  - → $70 million increase in net interest income (FTE)
  - → $33 million increase in capital markets-related income
  - → ~$20 million incremental revenue from Pillar/ Cohen[2]
- $88 million decrease in provision expense driven primarily by the resolution of energy credits
- Noninterest expense up 10% as a result of:
  - → Pillar/ Cohen[2] acquisition (closed in December 2016)
  - → Ongoing investments in technology
- 200 bp improvement in tangible efficiency ratio (FTE)

1. Please refer to page 26 of the earnings press release for a reconciliation of efficiency ratio (FTE) to tangible efficiency ratio (FTE)
2. "Pillar/ Cohen" refers to the businesses purchased in December 2016 from Pillar Financial, LLC and its wholly owned subsidiaries (including Cohen Financial Services (DE), LLC)

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SUNTRUST

EXECUTING AGAINST OUR STRATEGIES: WELL POSITIONED FOR FUTURE SUCCESS

Investment Thesis	2Q 17 Accomplishments[1]
Strong & Diverse Franchise; Investing in Growth	• 2% revenue growth driven by: → 9% increase in net interest income (FTE) as a result of improved rate environment and continued balance sheet optimization → Consistent growth in areas of differentiation (investment banking income up 17% and consumer lending average balances up 14%) • 10% EPS growth achieved despite ~40% decline in mortgage-related income; reflects franchise diversity
Improving Efficiency & Returns	• 15 bp YoY and 5 bp QoQ increase in NIM (FTE) • 60.6% tangible efficiency ratio[2]; on track to achieve targets → 2017 TER: 61-62% → 2019 TER: <60% • 6% reduction in branch count accomplished within last six months
Strong Capital Position	• Strong capital position enables 54% increase in dividends and 38% increase in share repurchases → Strong underwriting discipline drives consistently low loan loss rates in CCAR relative to other banks • 9.5% Basel III CET1 ratio (fully phased-in)[3] • Issued $750 million 5.05% preferred stock

1. Figures refer to the YoY change of 2Q 16 vs. 2Q 17 unless otherwise noted
2. Efficiency ratio (FTE) was 61.2%. Please refer to slide 22 for GAAP reconciliations
3. Basel III CET1 ratio (transitional) is 9.7%. Please refer to slide 23 for the reconciliation of Basel III CET1 (transitional) to Basel III CET1 (fully phased-In)

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SunTrust

APPENDIX

5-QUARTER FINANCIAL HIGHLIGHTS

		2Q 16	3Q 16	4Q 16	1Q 17	2Q 17
Profitability	EPS (diluted)	$0.94	$0.91	$0.90	$0.91	$1.03
	Efficiency Ratio (FTE)	60.6%	63.1%	63.7%	65.2%	61.2%
	Tangible Efficiency Ratio (FTE)[1]	60.1%	62.5%	63.1%	64.6%	60.6%
	Net Interest Margin (FTE)	2.99%	2.96%	3.00%	3.09%	3.14%
	Return on Average Assets	1.00%	0.94%	0.91%	0.93%	1.03%
	Return on Average Tangible Common Equity[2]	11.5%	10.7%	10.8%	11.3%	12.5%
Balance Sheet	Average Performing Loans ($ in billions)	$140.3	$141.3	$141.7	$142.8	$143.7
	Average Client Deposits ($ in billions)	$154.2	$155.3	$158.0	$158.9	$159.1
Credit & Capital	NPL Ratio	0.67%	0.67%	0.59%	0.55%	0.52%
	NCO Ratio	0.39%	0.35%	0.38%	0.32%	0.20%
	ALLL Ratio	1.25%	1.23%	1.19%	1.20%	1.20%
	Basel III Common Equity Tier 1 Ratio (transitional)	9.8%	9.8%	9.6%	9.7%	9.7%
	Basel III Common Equity Tier 1 Ratio (fully phased-in)[3]	9.7%	9.7%	9.4%	9.5%	9.5%
	Book Value Per Share	$46.14	$46.63	$45.38	$45.62	$46.51
	Tangible Book Value Per Share[4]	$33.98	$34.33	$32.95	$33.05	$33.83

1. Please refer to slide 22 for the GAAP reconciliations
2. Please refer to page 22 of the earnings press release for GAAP reconciliations
3. Please refer to slide 23 for the reconciliation of Basel III CET1 (transitional) to Basel III CET1 (fully phased-In)
4. Please refer to slide 24 for a reconcilement to book value per share

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SUNTRUST

17 MORTGAGE SERVICING INCOME: SUPPLEMENTAL INFORMATION 1. Includes contractually specified servicing fees, late charges, interest curtailment expense, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the MSR asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding ($ in millions) 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Servicing Fees1 $91 $93 $93 $100 $100 ($55) ($60) ($69) ($50) ($57) Net MSR Fair Value and Hedge Activity3 $15 $16 $1 $7 $1 Mortgage Servicing Income $52 $49 $25 $58 $44 Memo: Total Loans Serviced for Others (average balance) $123,629 $124,729 $126,765 $134,444 $136,376 Annualized Servicing Fees / Average Loans Serviced for Others (bps) 30 30 29 30 30 Changes in MSR Value from Collection/Realization of Cash Flow (Decay)2

30-89 DAY DELINQUENCIES BY LOAN CLASS

($ in millions)

30-89 Accruing Delinquencies	2Q16	3Q16	4Q16	1Q17	2Q17	Memo: 2Q17 Loan Balance
Commercial & industrial	0.05%	0.05%	0.05%	0.05%	0.05%	$68,511
Commercial real estate	0.03%	0.04%	0.02%	0.03%	0.04%	$5,250
Commercial construction	0.00%	0.00%	0.00%	0.00%	0.00%	$4,019
Total Commercial Loans	**0.04%**	**0.05%**	**0.05%**	**0.04%**	**0.05%**	**$77,780**
Residential mortgages – guaranteed	-	-	-	-	-	$501
Residential mortgages – nonguaranteed	0.31%	0.29%	0.32%	0.26%	0.21%	$26,594
Home equity products	0.64%	0.63%	0.68%	0.63%	0.66%	$11,173
Residential construction	0.11%	0.29%	0.64%	0.33%	0.30%	$364
Total Residential Loans[1]	**0.41%**	**0.40%**	**0.44%**	**0.37%**	**0.34%**	**$38,632**
Guaranteed student loans	-	-	-	-	-	$6,543
Other direct	0.33%	0.38%	0.43%	0.39%	0.36%	$8,249
Indirect	0.79%	0.99%	1.18%	0.83%	0.83%	$11,639
Credit cards	0.70%	0.77%	0.83%	0.74%	0.75%	$1,425
Total Consumer Loans[2]	**0.62%**	**0.74%**	**0.86%**	**0.65%**	**0.64%**	**$27,856**
Total SunTrust - excl. gov.-guaranteed delinquencies[3]	0.23%	0.25%	0.27%	0.22%	0.22%	$137,224
Impact of excluding gov.-guaranteed delinquencies	0.35%	0.39%	0.45%	0.50%	0.44%	$7,044
Total SunTrust - incl. gov.-guaranteed delinquencies[4]	**0.58%**	**0.64%**	**0.72%**	**0.72%**	**0.66%**	**$144,268**

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

18
SunTrust

19 NONPERFORMING LOANS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Nonperforming Loans ($ in millions) 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 2Q 17 Loan Balance Commercial & industrial $491 $501 $390 $328 $304 $68,511 Commercial real estate 10 10 7 6 5 $5,250 Commercial construction 2 2 17 18 16 $4,019 Total Commercial Loans $503 $513 $414 $352 $325 $77,780 Residential mortgages – guaranteed - - - - - $501 Residential mortgages – nonguaranteed 194 183 177 179 181 $26,594 Home equity products 226 235 235 237 226 $11,173 Residential construction 13 11 12 12 12 $364 Total Residential Loans $433 $429 $424 $428 $419 $38,632 Guaranteed student loans - - - - - $6,543 Other direct 5 5 6 5 5 $8,249 Indirect 4 2 1 4 5 $11,639 Credit cards - - - - - $1,425 Total Consumer Loans $8 $7 $7 $9 $10 $27,856 Total SunTrust $944 $949 $845 $789 $754 $144,268 NPLs / Total Loans 0.67% 0.67% 0.59% 0.55% 0.52%

20 NET CHARGE-OFF RATIOS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Net Charge-off Ratio (annualized) 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 2Q 17 Loan Balance Commercial & industrial 0.52% 0.41% 0.35% 0.29% 0.10% $68,511 Commercial real estate (0.01)% 0.01% (0.01)% (0.02)% 0.00% $5,250 Commercial construction (0.00)% (0.01)% 0.88% (0.02)% 0.10% $4,019 Total Commercial Loans 0.46% 0.37% 0.35% 0.26% 0.10% $77,780 Residential mortgages – guaranteed - - - - - $501 Residential mortgages – nonguaranteed 0.20% 0.17% 0.23% 0.17% 0.14% $26,594 Home equity products 0.36% 0.31% 0.37% 0.35% 0.20% $11,173 Residential construction 0.07% 0.11% (0.50)% (0.34)% 0.84% $364 Total Residential Loans 0.24% 0.21% 0.26% 0.22% 0.16% $38,632 Guaranteed student loans - - - - - $6,543 Other direct 0.45% 0.51% 0.61% 0.61% 0.70% $8,249 Indirect 0.34% 0.62% 0.81% 0.78% 0.45% $11,639 Credit cards 2.48% 2.20% 2.32% 2.61% 2.77% $1,425 Total Consumer Loans 0.39% 0.52% 0.64% 0.64% 0.54% $27,856 Total SunTrust 0.39% 0.35% 0.38% 0.32% 0.20% $144,268 ($ in millions)

21 NET CHARGE-OFFS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Net Charge-offs ($ in millions) 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 2Q 17 Loan Balance Commercial & industrial $90 $71 $60 $50 $18 $68,511 Commercial real estate 0 - - 0 - $5,250 Commercial construction - - 9 - 1 $4,019 Total Commercial Loans $90 $71 $69 $50 $19 $77,780 Residential mortgages – guaranteed - - - - - $501 Residential mortgages – nonguaranteed 12 11 15 10 9 $26,594 Home equity products 11 10 11 10 5 $11,173 Residential construction - - - - 1 $364 Total Residential Loans $24 $21 $26 $20 $15 $38,632 Guaranteed student loans - - - - - $6,543 Other direct 7 9 12 12 14 $8,249 Indirect 9 17 21 21 13 $11,639 Credit cards 7 7 8 9 9 $1,425 Total Consumer Loans $23 $34 $41 $42 $36 $27,856 Total SunTrust $137 $126 $136 $112 $70 $144,268

RECONCILIATION: ADJUSTED EFFICIENCY RATIO (FTE) & ADJUSTED TANGIBLE EFFICIENCY RATIO (FTE)

	2Q 16	3Q 16	4Q 16	1Q 17	2Q 17	2011	2012	2013	2014	2015	2016
Reported (GAAP) Basis											
Net Interest Income	1,288	1,308	1,343	1,366	1,403	5,065	5,102	4,853	4,840	4,764	5,221
Noninterest Income	898	889	815	847	827	3,421	5,373	3,214	3,323	3,268	3,383
Revenue	2,186	2,197	2,158	2,213	2,230	8,486	10,475	8,067	8,163	8,032	8,604
Noninterest Expense[1]	1,345	1,409	1,397	1,465	1,388	6,194	6,284	5,831	5,543	5,160	5,468
Efficiency Ratio	61.5%	64.1%	64.7%	66.2%	62.2%	73.0%	60.0%	72.3%	67.9%	64.2%	63.6%
Reconciliation:											
Net Interest Income	1,288	1,308	1,343	1,366	1,403	5,065	5,102	4,853	4,840	4,764	5,221
FTE Adjustment	35	34	34	34	36	114	123	127	142	142	138
Net Interest Income-FTE	1,323	1,342	1,377	1,400	1,439	5,179	5,225	4,980	4,982	4,906	5,359
Noninterest Income	898	889	815	847	827	3,421	5,373	3,214	3,323	3,268	3,383
Revenue-FTE	2,221	2,231	2,192	2,247	2,266	8,600	10,598	8,194	8,305	8,174	8,742
Efficiency Ratio-FTE	60.6%	63.1%	63.7%	65.2%	61.2%	72.0%	59.3%	71.2%	66.7%	63.1%	62.6%
Adjustment Items (Noninterest Income):											
3Q-4Q 12 student / Ginnie Mae loan sale (losses)							(92)				
Securities gain related to the sale of Coca Cola stock							1,938				
Pre-tax mortgage repurchase provision related to loans sold to GSEs prior to 2009							(371)				
GSE mortgage repurchase settlements								(63)			
RidgeWorth sale									105		
Adjusted Noninterest Income	898	889	815	847	827	3,421	3,898	3,277	3,218	3,268	3,383
Adjusted Revenue-FTE[2]	2,221	2,231	2,192	2,247	2,266	8,600	9,123	8,257	8,200	8,174	8,742
Noninterest Expense[1]	1,345	1,409	1,397	1,465	1,388	6,194	6,284	5,831	5,543	5,160	5,468
Adjustment Items (Noninterest Expense):											
Legacy affordable housing impairment							96				
Charitable contribution of KO shares							38				
Impact of certain legacy mortgage legal matters								323	324		
Mortgage servicing advances allowance increase								96			
Adjusted Noninterest Expense[2]	1,345	1,409	1,397	1,465	1,388	6,194	6,150	5,412	5,219	5,160	5,468
Amortization Expense	11	14	14	13	15	43	46	23	25	40	49
Adjusted Tangible Expenses[2]	1,334	1,395	1,383	1,452	1,373	6,151	6,104	5,389	5,194	5,120	5,419
Adjusted Efficiency Ratio-FTE[3]	60.6%	63.1%	63.7%	65.2%	61.2%	72.0%	67.4%	65.6%	63.7%	63.1%	62.6%
Adjusted Tangible Efficiency Ratio-FTE[3]	60.1%	62.5%	63.1%	64.6%	60.6%	71.5%	66.9%	65.3%	63.3%	62.6%	62.0%

1. In accordance with updated GAAP, amortization of affordable housing investments of $40 million, $39 million, and $49 million were reclassified and are now presented in provision for income taxes for 2011, 2012, and 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Adjusted revenue and expenses are provided as they remove certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions
3. Represents adjusted noninterest expense / adjusted revenue-FTE. Adjusted tangible efficiency ratio excludes amortization expense, the impact of which is (0.51%), (0.60%), (0.65%), (0.59%), (0.65%), (0.50%), (0.50%), (0.28%), (0.30%), (0.49%), and (0.56%) for 2Q 16, 3Q 16, 4Q 16, 1Q 17, 2Q 17, 2011, 2012, 2013, 2014, 2015, and 2016, respectively

Note: 2011, 2012, 2013, and 2014 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio, 2Q 16, 3Q 16, 4Q 16, 1Q 17, 2Q 17, 2015 and 2016 represent reported efficiency ratio and reported tangible efficiency ratio

22
SUNTRUST

23 RECONCILIATION: COMMON EQUITY TIER 1 RATIO1 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. All figures are estimated at the time of the earnings release and subject to revision 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis Note: Totals may not foot due to rounding 2Q 17 Common Equity Tier 1 – Transitional $17.0 Adjustments2 (0.0) Common Equity Tier 1 – Fully phased-in $17.0 Risk-weighted Assets: Common Equity Tier 1 – Transitional $175.7 Adjustments3 2.5 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $178.2 Common Equity Tier 1 – Transitional 9.7% Common Equity Tier 1 – Fully phased-in 9.5% ($ in billions)

24 RECONCILIATION: NON-GAAP MEASURES Note: Totals may not foot due to rounding 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 Total Shareholders' Equity $24.5 $24.4 $23.6 $23.5 $24.5 Goodwill, Net of Deferred Taxes (6.1) (6.1) (6.1) (6.1) (6.1) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.1) (1.1) (1.7) (1.7) (1.7) MSRs 1.1 1.1 1.6 1.7 1.7 Tangible Equity $18.4 $18.4 $17.5 $17.4 $18.4 Noncontrolling Interest (0.1) (0.1) (0.1) (0.1) (0.1) Preferred Stock (1.2) (1.2) (1.2) (1.2) (2.0) Tangible Common Equity $17.0 $17.0 $16.2 $16.1 $16.3 Total Assets 198.9 205.1 204.9 205.6 207.2 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.1) (1.1) (1.7) (1.7) (1.7) MSRs 1.1 1.1 1.6 1.7 1.7 Tangible Assets $192.5 $198.7 $198.5 $199.3 $200.9 Average Equity / Average Assets 12.1% 12.1% 11.8% 11.6% 11.8% Total Equity / Total Assets 12.3% 11.9% 11.5% 11.4% 11.8% Tangible Equity / Tangible Assets 9.5% 9.2% 8.8% 8.7% 9.1% Tangible Common Equity / Tangible Assets 8.8% 8.6% 8.2% 8.1% 8.1% Book Value Per Common Share $46.14 $46.63 $45.38 $45.62 $46.51 Tangible Book Value Per Common Share $33.98 $34.33 $32.95 $33.05 $33.83 ($ in billions, except per-share data)